                                                                     Exhibit 4.2


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

February 18, 2003                                            Warrant to Purchase
                                                          Shares of Common Stock

                       ENVIRONMENTAL TECTONICS CORPORATION
                             STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, H. F. Lenfest, or his registered assigns (each, a "Holder"), is entitled to purchase from Environmental Tectonics Corporation, a Pennsylvania corporation (the "Company"), at any time or from time to time during the period specified in Section 1 hereof, Eight Hundred Three Thousand Forty-Eight (803,048) fully paid and nonassessable shares of the Company's common stock, par value $0.05 per share (the "Common Stock"), at an exercise price equal to the lesser of (i) $4.00 per share or (ii) 66 2/3 percent of the Market Price (as hereinafter defined), subject to adjustment as provided herein; provided, however, that in the event the shareholders of the Company do not approve the transactions contemplated by the Note and Warrant Purchase Agreement (as defined below), as required by
Section 713 of the Listing, Standards, Policies and Requirements of the American Stock Exchange (the "AMEX Rule"), the exercise price shall equal the lesser of
(i) $2.00 per share or (ii) 66 2/3 percent of the Market Price, subject to adjustment as provided herein (in either case, the "Exercise Price"). The term "Warrant Shares," as used herein, refers to the shares of Common Stock purchasable hereunder. This Warrant has been issued pursuant to, and subject to the terms of, a Note and Warrant Purchase Agreement, dated as of February 19, 2003, by and between the Company and H. F. Lenfest (the "Note and Warrant Purchase Agreement"). The term "Warrants" means this Warrant and any warrants issued as a result of the transfer, exchange or replacement of such warrants. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Note and Warrant Purchase Agreement.

         This Warrant is subject to the following terms, provisions, and conditions:

         1. Period of Exercise. This Warrant is exercisable at any time or from time to time beginning on the date of issuance (the "Issue Date") and ending at 5:00 p.m., Philadelphia, Pennsylvania time on the sixth (6th) anniversary of the Issue Date (the "Exercise Period").

         2. Exercise of Warrant.

            (a) Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part (which such amount shall be not less than 100,000 Warrant Shares, or a whole multiple of 10,000 in excess thereof; provided that, the foregoing shall not apply if the remaining Warrant Shares issuable hereunder are less than such minimum amount), by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within fifteen (15) business days after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, as soon as practicable after the date of exercise, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

            (b) Limitations on Exercise. Prior to the approval of the shareholders of the Company, as required by the AMEX Rule, in favor of the transactions contemplated by the Note and Warrant Purchase Agreement, in no event shall a Holder be entitled to receive Warrant Shares upon exercise of any Warrant if the aggregate number of Warrant Shares received by all Holders as a result of (i) such exercise, (ii) all previous exercises of any Warrants and
(iii) all prior conversions of any Note is more than 1,325,732 Warrant Shares (which such amount represents 19.99% of the issued and outstanding shares of Common Stock on the date hereof, less 105,000 shares of Common Stock issuable to ETC Asset Management, LLC ("EAM") upon exercise of that certain Stock Purchase Warrant of even date herewith issued by the Company in favor of EAM).

         3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

            (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

            (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant.

            (c) Listing. The Company shall secure the listing of the Warrant Shares upon each securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares.

            (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, directly or indirectly, by operation of law or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

            (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company or its assets.

         4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded off to the nearest cent.

            (a) Sale of Securities Below Current Exercise Price. Except as otherwise provided in Sections 4(b) and 4(d), if at any time the Company shall issue or, pursuant to the provisions hereof, be deemed to have issued (other than as set forth in Section 4(a)(vi) hereof) any shares of Common Stock, Convertible Securities (as hereinafter defined), Rights (as hereinafter defined) or Related Rights (as hereinafter defined) (collectively, "Securities") without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Securities, then the Exercise Price in effect immediately prior to each such issuance shall forthwith be reduced to the lowest per share price paid for a share of Common Stock (or deemed paid for a share of Common Stock in the case of Rights, Convertible Securities or Related Rights, as determined below). For the purpose of this
Section 4(a), the following definitions, procedures and exceptions shall be applicable:

                (i) Rights. In the case of the issuance of options, warrants or other rights to purchase or otherwise acquire shares of Common Stock, whether or not at the time exercisable (collectively, "Rights"), the total number of shares of Common Stock issuable upon exercise of such Rights shall be deemed to have been issued at the time such Rights are issued, for a consideration equal to the sum of the consideration, if any, received by the Company upon the issuance of such Rights and the minimum purchase or exercise price payable upon the exercise of such Rights for the Common Stock to be issued upon the exercise thereof; and the consideration per share shall be determined by dividing (i) the aggregate consideration so received by and payable to the Company, by
         (ii) the number of shares of Common Stock issuable upon exercise of such Rights.

                (ii) Convertible Securities and Related Rights. In the case of the issuance of any class or series of stock or any bonds, debentures, notes or other securities or obligations convertible into or exchangeable for Common Stock, whether or not then convertible or exchangeable (collectively, "Convertible Securities"), or options, warrants or other rights to purchase or otherwise acquire Convertible Securities (collectively, "Related Rights"), the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities or exercise of such Related Rights shall be deemed to have been issued at the time such Convertible Securities or Related Rights are issued, for a consideration equal to the sum of (A) the consideration, if any, received by the Company upon issuance of such Convertible Securities or Related Rights (excluding any cash received on account of accrued interest or dividends) and (B)(1) in the case of Convertible Securities, the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Convertible Securities or (2) in the case of Related Rights, the sum of (x) the minimum purchase or exercise price payable upon the exercise of such Related Rights for Convertible Securities and (y) the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of the Convertible Securities issued upon the exercise of such Related Rights; and the consideration per share shall be determined by dividing (i) the aggregate consideration so received by and payable to the Company, by (ii) the number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities or exercise of such Related Rights.

                (iii) Changes. On any change in the number of shares of Common Stock issuable upon the exercise of Rights or Related Rights or upon the conversion or exchange of Convertible Securities or on any change in the minimum purchase or exercise price of Rights, Related Rights or Convertible Securities, including, but not limited to, a change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Exercise Price to the extent in any way affected by such Rights, Related Rights or Convertible Securities shall forthwith be readjusted to be thereafter the Exercise Price that would have been obtained had the adjustment which was made upon the issuance of such Rights, Related Rights or Convertible Securities been made after giving effect to such change. No further adjustment shall be made in respect of such change upon the actual issuance of Common Stock or any payment of consideration upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.

                (iv) Expiration or Cancellation. On the expiration or cancellation of any such Rights, Related Rights or Convertible Securities, if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.

                (v) Cash. In the case of the issuance of such Securities for cash, the amount of consideration received by the Company shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of such Securities for consideration other than cash, the amount of consideration received by the Company shall be determined in good faith by the Company's Board of Directors.

                (vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the Issue Date that are set forth on Schedule 5.1(f) of the Note and Warrant Purchase Agreement in accordance with the terms of such securities as of such date; (ii) upon exercise of any stock or options which may hereafter be exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon the issuance of the Notes or Warrants issued or issuable in accordance with the terms of the Note and Warrant Purchase Agreement; (iv) upon conversion of the Notes or exercise of the Warrants; or (v) upon the issuance of securities in connection with a strategic transaction, the primary purpose of which, in the good faith determination of the Board of Directors of the Company, is not to raise capital for the Company.

            (b) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

            (c) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

            (d) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other Company, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as the holders of the Warrants would have received had the Warrants been exercised immediately prior to such consolidation, merger or sale or conveyance. In any such case, the Company will make appropriate provision to insure that the provisions of this
Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation, merger or sale or conveyance assumes by written instrument the obligations of the Company under this Warrant (including under this Section 4) and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. This Section 4(d) shall apply to any successive consolidations, mergers, sales or conveyances.

            (e) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

            (f) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

            (g) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

            (h) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

            (i) Other Notices. In case at any time:

                 (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

                 (ii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all, substantially all or a material portion of its assets to, another Company or entity; or

                 (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend or distribution or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least ten (10) business days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii) and (iii) above; provided that if notice is not given in accordance with this Section 4(i), the Company will use its best efforts to insure that the holder of this Warrant shall nevertheless receive the same rights and benefits received by other holders of securities of the Company from the proceedings referred to in clauses (i), (ii) and (iii) above, unless the holder of this Warrant chooses not to receive such rights and benefits..

            (j) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in
Section 4(i) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

            (k) Certain Definitions.

                (i) "Market Price," as of any date, (i) means the average of the high and the low sale prices for the shares of Common Stock as reported on the American Stock Exchange ("AMEX") by Bloomberg Financial Markets ("Bloomberg") for the twenty five (25) consecutive trading days immediately preceding such date, or (ii) if the AMEX is not the principal trading market for the shares of Common Stock, the average of the reported closing sale prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or (iii) if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sale price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be determined in good faith by the Board of Directors.

         5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof.

         6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights, rights to dividends, or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         7. Transfer, Exchange, and Replacement of Warrant.

            (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part (which such amount shall be not less than 100,000 Warrant Shares, or a whole multiple of 10,000 in excess thereof; provided that, the foregoing shall not apply if the remaining Warrant Shares issuable hereunder are less than such minimum amount), upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(f). Notwithstanding the foregoing, this Warrant, the shares of Common Stock issuable upon exercise hereof, and the rights granted hereunder may not be transferred to a competitor of the Company or any Subsidiary or affiliate of the Company.

            (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

            (c) Replacement of Warrant. Upon receipt of evidence of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

            (e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

            (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws; provided however, that no legal opinion shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act unless in the opinion of counsel to the Company, such transfer does not comply with the provisions of Rule 144. Notwithstanding the foregoing, the initial holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a present view to the distribution thereof.

         8. Notices. Any notice which is required or provided to be given under this Warrant shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy (if a copy of such confirmed telecopy transmission shall be contemporaneously sent by first class mail), or nationally recognized overnight courier, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:

         If to the Company:

            Environmental Tectonics Corporation
            125 James Way
            Southampton, PA 18966
            Attention:  Chief Financial Officer
            Facsimile:  (215) 357-4000

         With a copy to:

            Klehr, Harrison, Harvey, Branzburg & Ellers LLP
            260 S. Broad Street
            Philadelphia, PA  19102
            Attention:  Michael C. Forman, Esquire
            Facsimile:  (215) 568-6603

         If to a holder hereof, at the address shown for such holder on the books of the Company; or, with respect to any party hereto, at any other address designated in writing by such party in accordance with the provisions of this
Section 8.

         9. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in the Commonwealth of Pennsylvania (without regard to principles of conflict of laws). The Company and the holder hereof consent to the jurisdiction of the United States federal courts and the state courts located in the Commonwealth of Pennsylvania with respect to any suit or proceeding based on or arising under this Warrant or the transactions contemplated hereby and agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the holder hereof waive the defense of an inconvenient forum to the maintenance of such suit or proceeding and agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law.

        10. Miscellaneous.

            (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and a majority in interest of the outstanding Warrants.

            (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                            ENVIRONMENTAL TECTONICS CORPORATION

                                            By:    /s/ Duane Deaner
                                                -----------------------------
                                                Name:  Duane Deaner
                                                Title: C.F.O.



                                            Dated as of February 18th, 2003

                           FORM OF EXERCISE AGREEMENT

                                                        Dated: ________ __, 20__

To:      [Company]
         [Address]

         The undersigned, pursuant to the provisions set forth in the Warrant attached hereto, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash, by wire transfer or by certified or official bank check in the amount of $______________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

                               Name:  _____________________________________

                               Signature:  ________________________________
                               Address:    ________________________________
                                           ________________________________


                               Note: The above signature should correspond exactly with the name on the face of the within Warrant.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                     Address                       No. of Shares
----------------                     -------                       -------------

______________________________, and hereby irrevocably constitutes and appoints
______________________________________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named Company, with full power of substitution in the premises.

Dated: _______________  __, 20__

In the presence of:

________________________________


                               Name: ______________________________

                               Signature:__________________________

                               Title of Signing Officer or Agent (if any):
                                          __________________________________
                               Address:   __________________________________
                                          __________________________________


                               Note: The above signature should correspond exactly with the name on the face of the within Warrant.